UNISYS CORPORATION
                      Executive Life Insurance Plan
                       Effective September 12, 1998

Article 1 - Establishment and Purpose

1.1   Establishment.

The Unisys Corporation Executive Life Insurance Plan (the "Plan") is established September 12, 1998. The Plan as set forth herein, unless otherwise stated, is effective and applicable only for Participants terminating active employment on or after September 12, 1998.

1.2   Purpose.

The purpose of the Plan is to provide life insurance protection under a split-dollar arrangement as a benefit to certain executive employees of the Employer, in order to encourage such employees to continue their employment with the Employer, to reward such employees for their service with the Employer, and to induce desirable persons to enter into the Employer's employ in the future. The Plan supersedes the Prior Plan and the life insurance policies thereunder to replace the life insurance protection provided to a Participant under the Prior Plan with the life insurance protection provided under this Plan.

Article 2 - Definitions

Except as otherwise provided, the following terms have the definitions hereinafter indicated whenever used in this Plan with initial capital letters:

2.1   Base Salary.

"Base Salary" means a Participant's annualized base salary, exclusive of overtime, bonuses and other compensation, in effect at the time of the Participant's death or earlier Retirement.

2.2   Beneficiary.

"Beneficiary" means the person, persons, entity or entities designated to be the recipient of the Participant's share of the proceeds of a Policy.

2.3   Collateral Assignment Split-Dollar Agreement.

"Collateral Assignment Split-Dollar Agreement" means the written agreement entered into by the Company and an Eligible Employee pursuant to which such Eligible Employee becomes a Participant in the Plan as of the date specified in such agreement.

2.4   Committee.

"Committee" means the Executive Life Insurance Plan Committee, which shall be composed of the Senior Vice President, Worldwide Human Resources and the Staff Vice President, Strategic and Executive Compensation.

2.5  Company.

"Company" means Unisys Corporation, a Delaware corporation, and its successors and assigns.

2.6   Eligible Employee.

"Eligible Employee" means an Employee who is an elected officer of the Company or any other Employee who is selected by the Committee to participate in the Plan. Retired Employees are not eligible for this Plan.

2.7   Employee.

"Employee" means any person who is or was before Retirement employed by an Employer on a regular, full-time salaried basis as an executive employee, including officers of the Employer.

2.8   Employer.

"Employer" means the Company and its subsidiaries.

2.9   Insurer.

"Insurer" means the insurance company that provides life insurance coverage on a Participant under the Plan or the insurance company to whom application for such coverage has been made.

2.10  Participant.

"Participant" means an Eligible Employee who is participating in the Plan.

2.11  Plan.

"Plan" means the Unisys Corporation Executive Life Insurance Plan as set forth herein together with any and all amendments and supplements hereto.

2.12  Policy.

"Policy" means, with respect to each Employee, any policy of individual life insurance on the Employee's life which the Employee acquires or otherwise utilizes pursuant to Article 5 to provide benefits under the Plan.

2.13  Policy Proceeds.

"Policy Proceeds" means the aggregate amount payable by the Insurer pursuant to the Policy to the Participant's Beneficiary and the Employer upon the death of the Participant.

2.14  Prior Plan.

"Prior Plan" means the UNISYS Executive Life Insurance Plan which provided life insurance coverage through a group life insurance contract issued by Cigna and Pacific Life.

2.15  Retirement.

"Retirement" means termination of an Employee's employment with the Employer, for reasons other than death, on or after the date the Employee reaches the Employee's earliest retirement date under a retirement plan sponsored by the Employer.

2.16  Total Compensation.

"Total Compensation" means the total of the Participant's Base Salary plus Target Annual Bonus.

Article 3 - Plan Rights and Obligations

The rights of Participants are set forth herein. Each Participant is bound by the terms of the Plan. As a condition of participation in this Plan, an Eligible Employee's participation in the Prior Plan sponsored by the Employer shall terminate as of the date specified in the Eligible Employee's Agreement on which the Eligible Employee becomes a Participant in this Plan.

Article 4 - Amount of Coverage

4.1   Basic Pre-Retirement Coverage.

The amount of life insurance coverage to be provided to a Participant while the Participant continue to be employed by the Employer shall be equal to two and one-half (2.5) times the Participant's Base Salary (coverage rounded up, if necessary, to the next $1,000,000). The Basic Pre-Retirement Coverage is provided without evidence of insurability.

4.2   Basic Post-Retirement Coverage.

The amount of life insurance coverage to be provided to a Participant after the Participant's Retirement shall be equal to two and one-half (2.5) times the Participant's Base Salary (coverage rounded up, if necessary to the next $1,000), subject to a minimum of $500,000 and a maximum of $1,000,000.
The Basic Post-Retirement Coverage is provided without evidence of insurability.

4.3   Supplemental Pre-Retirement Coverage.

The Participant will be allowed to purchase additional coverage subject to the terms of the Plan to increase the total life insurance benefit up to a maximum of four (4) times the Participant's Total Compensation, when including the Basic Pre-Retirement Coverage, described in paragraph 4.1.
The Supplemental Pre-Retirement Coverage will require full underwriting and death benefits will only be provided to the extent of the coverage issued by the carrier.

4.4   Supplemental Post-Retirement Coverage.

The Participant will be allowed to purchase an unlimited amount of additional post-retirement life insurance coverage by using a portion or all of the Participant's Short-Term Incentive Compensation (EVC). The Company will not participate in the purchase of any Supplemental Post-Retirement Coverage.

4.5   Estate Planning Option.

The Participant may elect to include a spouse under a joint-life second-to-die (survivorship) policy for the same amount of combined Basic and Supplemental Coverage. This election is an alternative option and is not being offered in addition to the coverage described in paragraphs 4.1 through
4.4.  Full underwriting will be required for the participant's spouse.

4.6   Termination of Participation and Coverage:  Repayment of
Premiums.

Termination of a Participant's participation hereunder will occur upon any of the following events: (1) termination of the Plan, (2) failure of the Participant to pay contributions within the time prescribed by the Committee, (3) termination of the Participant's employment with the Employer for reasons other than the Participant's death or Retirement, or (4) the termination of the Collateral Assignment Agreement at the Employee's retirement or, if later, fifteen years from the date of issuance of the Policy. Thereafter, the Participant shall have no life insurance coverage under this Plan, but the Policy will be distributed to the Employee with its residual cash values.

Article 5 - Policy Ownership and Rights

5.1   Introduction.

The provisions of this Article establish certain rights and obligations of the Employer and each Participant with respect to the Policy (or Policies) used to provide benefits under this Plan. The terms of this Article shall apply separately to each Participant.

5.2   Acquisition of Policy.

The Participant shall apply for a Policy. The Employer and the Participant shall take all reasonable actions to (1) cause the Insurer to issue the Policy, and (2) cause the Policy to conform to the provisions of this Plan. The Policy shall be subject to the terms and conditions of this Plan. Participants failing to take reasonable actions to cause the Policy to be issued in a timely manner will not be eligible for Benefits under this Plan.

5.3   Policy Ownership.

The Participant shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner by terms of the Policy, except as may otherwise be provided within the Plan.

5.4   Participant's Obligation to the Employer.

The Participant shall be obligated to repay the Employer the aggregate amount that the Employer pays on behalf of the Participant under the Plan.

5.5   Collateral Assignment.

The Participant shall assign the Policy to the Employer to secure the Participant's obligation under Section 5.4 by completing a Collateral Assignment Agreement.

5.6   Beneficiary Designation.

The Participant will be able to select the Beneficiary to receive the death benefit to which the Participant is entitled under Article 4 of this Plan. The Employer shall be the Beneficiary of the portion of the death benefit needed to repay the Participant's obligation under this Plan.

5.7   Investment Decisions.

Prior to the Participant's retirement or termination of this Plan, the Employer shall reserve the right to select the investments within the Policy, if any. After the Employer's obligation is satisfied, under paragraph 5.4, the Participant will have full control of the mix of investment vehicles available within the Policy.

5.8   Assignment of Participant's Interest.

The Participant may elect to transfer his/her rights in the Policy, but not the rights assigned to the Employer, to a third party, such as a life insurance trust. If a transfer of rights is made, the Participant will not have any further rights in the Policy or this Plan.

5.9   Limitations on Participant's Rights in the Policy.

Except as provided in the Plan, the Participant shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision, nor change any other part of the Policy without the written consent of the Employer.

Article 6 - Death Benefits

6.1   Prompt Collection.

Upon the death of a Participant, the Employer with the cooperation of the Beneficiary, shall promptly take all action necessary to initiate payment by the Insurer of the Policy Proceeds.

6.2   Division of Policy Proceeds.

A death benefit equal to the amount of life insurance coverage to which the Participant is entitled under Article 4 of this Plan, if any, shall be paid directly from the Insurer to the Participant's designated Beneficiary, and any remaining Policy Proceeds shall be paid to the Employer, provided that in no event shall the portion of the Policy proceeds paid to the Employer be more than the amount to which the Employer is entitled pursuant to Section 7.2.

To the extent that the death benefit is insufficient to pay the Basic Coverage due to the Participant under Articles 4.1 and 4.2 and reimburse the Employer in Article 7.2, the Employer shall ensure that the full death benefit is paid under the Basic Coverage. To the extent that the death benefit exceeds the amount due to the Participant under Article 4 plus the amount due the Employer in Article 7.2, the excess benefit will be paid to the Participant's designated Beneficiary. To the extent the death benefit is insufficient to meet all payment requirements, the following priority will be effective:

First       Payment of Participant's Basic Coverage due under
            Article 4.1 & 4.2

Second      Repayment of the Employer due under Article 7.2

Third       Payment of Supplemental Coverage due under Articles 4.3 & 4.4

6.3   Interest on Policy Proceeds.

Any interest payable by the Insurer with respect to a Beneficiary's share of the Policy Proceeds shall be paid to the Beneficiary and any interest payable by the Insurer with respect to the Employer's share of the Policy Proceeds shall be paid to the Employer.

Article 7 - Policy Premiums

7.1   Payment of Premiums and Participant Contributions.

The Employer shall pay the premiums on each Policy to the Insurer on or before the due date or within the grace period provided therein.

7.2   Repayment To Company.

The Employer shall be repaid from the Policy Proceeds or cash surrender value of each Policy the amount of the premiums on the Policy which the Employer paid hereunder (not including any contributions by a participant), reduced by the outstanding balance of any indebtedness which was incurred by the Employer and secured by the Policy, including any interest due on such indebtedness. Any such indebtedness shall be satisfied out of the Policy Proceeds or cash surrender value of the Policy. In no event shall the amount repaid to the Employer exceed the amount of the Policy Proceeds or cash surrender value of the Policy remaining after satisfaction of any such indebtedness.

Article 8 - Plan Administration

8.1   Named Fiduciary; Administration.

The Committee is hereby designated as the named fiduciary under this Plan.
The named fiduciary shall have authority to control and manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The Committee shall also have the power to establish, adopt, or revise such rules, regulations, procedures and forms as it may deem advisable for the administration of the Plan. The interpretation and construction of the Plan by the Committee and any action taken thereunder, shall be binding and conclusive upon all parties in interest. No member of the Committee shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission to act is made in good faith. (Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter that relates solely to such member's interest in the Plan as a Participant.)

8.2   Determination of Benefits.

The Committee shall make all determinations concerning eligibility to participate, rights to benefits, the amount of benefits, and any other question under this Plan. Any decision by the Committee denying a claim by a Participant or Beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or Beneficiary. Such decision shall set forth the specific reasons for the denial written in a manner calculated to be understood by the Participant or Beneficiary. In addition, the Committee shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

Article 9 - General Provisions

9.1   No Contract of Employment.

Nothing contained herein shall be construed to be a contract of employment of any term of years, nor as conferring upon an Employee the right to continue in the employ of the Company in any capacity.

9.2   Amendment and Termination of Plan.

The Company, through action of the Compensation and Organization (C&O) Committee of its Board of Directors, may, in its sole discretion, amend or terminate the Plan in whole or in part at any time. In addition, without limiting the foregoing, the C&O Committee shall delegate to the Executive Life Insurance Plan Committee the power to amend the Plan on behalf of the Company where such amendment would not result in a material increase in the cost of the Plan for the Company. The Plan will also terminate, without notice, upon the total cessation of the business of the Company or upon the bankruptcy, receivership or dissolution of the Company.

9.3   Conflicting Provisions.

In the event of a conflict between the provisions of this Plan and the provisions of any collateral assignment, beneficiary designation or other document related to a Policy, the provisions of the Plan shall prevail.

9.4   Notice.

Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed, it shall be sent by Untied States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. If notice, consent or demand is sent to the Company, it shall be sent to:

      Executive Compensation
      MS-B381
      Township Line & Union Meeting Road
      Blue Bell, Pennsylvania  19424-0001

The date of such mailing shall be deemed the date of notice, consent, or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

9.5   Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.6   Gender, Singular and Plural.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

9.7   Captions.

The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8   Validity.

In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

9.9   Binding Effect.

This Plan shall be binding upon, and inure to the benefit of the Employer and its successors and assigns, and the Participants and their successors, assigns, heirs, executors, administrators and beneficiaries.